Exhibit 5




                                  July 3, 2003



Board of Directors
Margo Caribe, Inc.
Highway 690, Kilometer 5.8
Vega Alta, Puerto Rico 00692

Dear Sirs:

     As special counsel to Margo Caribe, Inc., a Puerto Rico corporation (the "Company"), we have been requested to render this opinion for filing as Exhibit 5 to the Company's registration statement on Form S-8, which is being filed with the Securities and Exchange Commission (the "Registration Statement").

     The Registration Statement covers 60,500 shares of Common Stock, which may be issued upon the exercise of options to be granted pursuant to the Company's 1988 Stock Benefits Plan (the "1988 Plan") and up to 200,000 shares (such shares together with the 60,500 shares referred to above hereinafter referred to as the "Shares") that may be awarded under the Company's 2003 Restricted Stock Plan (the "2003 Plan" and together with the 1988 Plan collectively referred to as the "Plans") included as exhibits to the Registration Statement.

     We have examined the Company's Certificate of Incorporation, the Company's By-Laws, the Plans, and related minutes of action taken by the Board of Directors of the Company and such other documents and records as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

     Based upon the foregoing, we are of the opinion that:

     1. The Plans and the Shares have been duly authorized by all requisite corporate action on the part of the Company.

     2. When the Shares are issued in the manner and for the consideration described in the Plans, the Shares will be validly issued, fully paid and non-assessable.



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Margo Caribe, Inc.
July 3, 2003
Page 2



     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are withing the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,




                                             /s/Pietrantoni Mendez & Alvarez LLP




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